Exhibit 99.1

China XD Plastics Announces Third Quarter 2011 Results
-Reports Record Third Quarter Revenue and Net Income-
-Raises Guidance for Fiscal Year 2011-
-Obtains 200th OEM Product Certification-

HARBIN, CHINA, November 15, 2011 – China XD Plastics Company Limited (NASDAQ: CXDC, "China XD Plastics" or the "Company"), one of China’s leading specialty chemical players engaged in the development, manufacture, and sale of modified plastics primarily for automotive applications, has announced its financial results for the third quarter ended September 30, 2011.

Third Quarter Fiscal 2011 Highlights
•	Revenue was $103.8 million, an increase of 59.0% from the third quarter of fiscal 2010
•	Gross profit was $26.5 million, an increase of 63.6% from the third quarter of fiscal 2010
•	Gross profit margin was 25.6%, compared to 24.8% in the third quarter of fiscal 2010
•	Sales of higher margin products represented 55.8% of revenues, compared to 34.9% a year ago
•	Net income attributable to common shareholders was $15.7 million, compared to $12.3 million in the third quarter of fiscal 2010
•	Total volume shipped was 39,211 metric tons, up 26.1% from 31,086 metric tons in the third quarter of fiscal 2010

Mr. Jie Han, Chairman and Chief Executive Officer of China XD Plastics, commented, “I am pleased to report another quarter of record revenue and profit growth. As evidenced by the higher volumes shipped, we continue to experience strong demand for our products across our portfolio. This increase, combined with higher average selling prices resulting from our continued shift in sales mix to higher value-added products, drove gross margin expansion for the quarter. Market demand grew for these higher margin products, and as part of our long-term growth strategy we continued to increase our investment in research and development. We believe this strategy is key to further strengthening our leading market position and will help us deliver long-term value for our shareholders.”

Third Quarter 2011 Results

Revenue for the third quarter of fiscal 2011 was $103.8 million, representing a year-over-year increase of 59.0% from $65.3 million in the third quarter of fiscal 2010. The increase in revenue was primarily due to higher sales volumes and average selling prices (“ASP”), driven by increasing demand for automotive modified plastics from continuing strong sales of mid- and high-end branded automobiles by the Company’s major customers, and a shift in product mix to include a greater percentage of sales of higher margin and higher value-added products. For the third quarter of fiscal 2011, sales of higher margin products represented 55.8% of revenues, compared to 34.9% of sales in the third quarter of fiscal 2010.

Gross profit for the third quarter of fiscal 2011 was $26.5 million, up 63.6% from $16.2 million in the third quarter of fiscal 2010. Gross margin was 25.6%, compared to 24.8% in the same period last year. The year-over-year increase in gross margin was due to a shift in the Company’s product mix to higher margin and higher value-added products.

Selling expenses for the third quarter of fiscal 2011 were $40,311. As a percentage of revenues, selling expenses were 0.1% for the third quarter of fiscal 2011, compared to 0.2% for the same period in 2010. General and administrative (“G&A”) expenses were $2.3 million, compared to $1.5 million for the same period of last year. Research and development (“R&D”) expenses were $3.5 million, or 3.4% of revenues, compared to $2 million, or 3.1% of revenues, in the same period last year. The increase in R&D expenses was due to the Company’s ongoing efforts to further expand its product offering and obtain new product certifications, ultimately to increase product revenue and margin. During the third quarter the Company successfully launched nine new original equipment manufacturer (“OEM”) certified products, which increased its total number of OEM certified products to 202, and currently has 89 new products under research and development.

Operating income for the third quarter of fiscal 2011 was $20.7 million, or 20.0% of revenues, an increase of 64.3% over operating income of $12.6 million, or 19.3% of revenues, in the same period a year ago.

Net income for the third quarter of fiscal 2011 was $15.7 million, compared to a net income of $12.3 million for the same period a year ago.

Basic and diluted earnings per share attributable to common shareholders were $0.33, respectively.

Weighted average numbers of shares used in computation of diluted earnings per share for the three months ended September 30, 2011 increased 3.2 million to 47.7 million from 44.5 million in the same period a year ago.

Adjusted EBITDA (Earnings before Interest, Taxes, Depreciation, and Amortization) for the third quarter of 2011 was $22.5 million, an increase of 65.0% from adjusted EBITDA of $13.6 million in the same period last year. For a detailed reconciliation of adjusted EBITDA, a non-GAAP measure, to its nearest GAAP equivalent, please see the financial tables at the end of this release.

Adjusted net income, excluding non-cash charges associated with stock-based compensation and change in fair value of derivative liabilities was $16.2 million, or $0.34 per basic and diluted share. For a detailed reconciliation of adjusted net income, a non-GAAP measure, to GAAP net income, please see the financial tables at the end of this release.

Financial Condition

As of September 30, 2011, China XD Plastics had $158.8 million in cash and cash equivalents, $199.9 million in working capital and a current ratio of 4.1. Shareholders’ equity as of September 30, 2011 was $152.6 million, compared to $104.3 million as of December 31, 2010.

Recent Events

On September 28, 2011, the Company successfully closed the previously-announced $100 million investment by Morgan Stanley Private Equity Asia ("MSPEA"), one of the leading private equity investors in Asia, in the Company. Under the terms of the transaction, MSPEA purchased 16,000,000 shares of redeemable convertible preferred shares of the Company that are convertible into common stock at an initial conversion price of US$6.25 per share, subject to customary anti-dilution adjustments. Holders of the redeemable convertible preferred shares will participate in common stock dividends on an as-converted basis. The Company also appointed two members of MSPEA, Ed Huang, Managing Director, and Jun Xu, Executive Director, to serve on the Company's Board of Directors (the "Board"), which increased the number of directors constituting the Board from seven to nine. Six of the nine directors are considered independent for the Board under the rules of the Securities and Exchange Commission and the Nasdaq Stock Market.

Business Outlook and Guidance

Given the Company's strong performance during the first three quarters of 2011 and positive outlook on customer demand for its products for the remainder of the year, the Company is raising its guidance for the fiscal year 2011.

The Company now expects revenues for fiscal 2011 to range between $360 million and $370 million, and non-GAAP adjusted net income to range between $55 million and $57 million, excluding any non-cash charges related to stock based compensation and change in fair value of existing derivative liabilities. This forecast is based on constant exchange rates and reflects the Company’s current and preliminary view, which is subject to change.

Mr. Han concluded, “The third quarter marked another excellent period of performance for China XD Plastics in which we generated strong operational and financial results and further built on our leadership position in the marketplace. We are pleased with the development of our product mix and product certifications, both key areas we believe give us significant competitive advantages as we continue to expand our customer base and increase sales. Looking ahead, we continue to be enthusiastic about the prospects for our business. Demand remains strong, the implementation of additional capacity and product lines is on schedule, and we are making the necessary investments in R&D to ensure we are well positioned to leverage positive market dynamics both now and in the future. In light of our strong performance this quarter and positive growth trends for the sector and our business we are in a position to generate annual results that are higher than our previous expectations.”

Conference Call

China XD Plastics’ management will host a conference call at 9:00 a.m. ET on Tuesday, November 15, 2011, to discuss its third quarter 2011 financial results. The conference call may be accessed by calling +1-877-353-4923 (for callers in the U.S.) or +1-702-894-2405 (for international callers) and entering pass code 21902769.

A recording of the conference call will be available through November 22, 2011, by calling
+1-855-859-2056 (for callers in the U.S.) or +1-404-537-3406 (for international callers) and entering pass code 21902769.

A live webcast and replay of the conference call will be available on the investor relations page of the Company’s website at http://www.chinaxd.net.

About China XD Plastics Company Limited

China XD Plastics Company Limited, through its wholly-owned subsidiary, Harbin Xinda Macromolecule Material ("Xinda"), develops, manufactures, and sells modified plastics, primarily for automotive applications. The Company's products are used in the exterior and interior trim and in the functional components of more than 70 automobile brands manufactured in China, including AUDI, BMW, Toyota, Buick, Mazda, VW Golf, Jetta, and Hafei new energy vehicles. The Company's wholly-owned research center is dedicated to the research and development of modified plastics, and benefits from its cooperation with well-known scientists from prestigious universities in China. As of September 30, 2011, 202 of Xinda's products have been certified for use by one or more of the automobile manufacturers in China. For more information please visit http://www.chinaxd.net.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company’s ability to raise additional capital to finance the Company’s activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks; the addition of 20 production lines which is expected to increase the Company's annual production capacity; the Company's ability to execute its growth strategy; the future trading of the common stock of the Company; the Company’s ability to operate as a public company; the period of time for which its current liquidity will enable the Company to fund its operations; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company’s filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contacts:

China XD Plastics
Mr. Taylor Zhang, CFO (New York)
Phone: +1-212-747-1118
Email: cxdc@chinaxd.net

Mr. Tienan Han, IR Manager (Harbin)
Phone: +86-451-8434-6600
Email: cxdc@chinaxd.net

FTI Consulting for China XD Plastics
Ms. Cara O’Brien  (Hong Kong)
Phone: +852-3768-4537
Email: cara.obrien@fticonsulting.com

Mr. John Pattison (Beijing)
Phone: +86-10-85911958
Email: john.pattison@fticonsulting.com

-Financial Tables Follow-

CHINA XD PLASTICS COMPANY LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	$ US	$ US
ASSETS
Current assets:
Cash and cash equivalents	158,776,624	22,720,766
Restricted cash	10,977,405	-
Accounts receivable, net of allowance for doubtful accounts	40,621,745	29,018,400
Amounts due from a related party	-	75,732
Inventories	30,561,851	25,257,083
Prepaid expenses and other current assets	23,333,052	32,644,683
Total current assets	264,270,677	109,716,664

Property, plant and equipment, net	46,872,735	49,038,103
Land use right, net	248,539	244,417
Deposits for purchase of land use rights and plant	12,999,044	-
Deposits for purchase of equipment	15,277,522	-
Other non-current assets	261,329	399,917
Total assets	339,929,846	159,399,101

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term bank loans	31,044,214	21,204,700
Accounts payable	22,189,294	736,667
Amounts due to related parties	1,897,190	1,769,145
Income taxes payable	4,551,258	65,817
Accrued expenses and other current liabilities	4,728,241	4,073,259
Total current liabilities	64,410,197	27,849,588
Deferred income tax liabilities	21,928,802	21,525,274
Warrants liability	3,365,353	5,719,130
Embedded derivative liability	436	905
Total liabilities	89,704,788	55,094,897

Redeemable Series C convertible preferred stock, US$0.0001 par value, 50,000,000 shares of preferred stock authorized, 2 shares of Series C preferred stock issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	1,829	1,829
Redeemable Series D convertible preferred stock, US$0.0001 par value, 50,000,000 shares of preferred stock authorized, 16,000,000 shares of Series D preferred stock and nil issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	97,576,465	-

Stockholders’ equity:
Series B preferred stock, US$0.0001 par value, 50,000,000 shares authorized, 1,000,000 shares of Series B preferred stock issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	100	100
Common stock, US$0.0001 par value, 500,000,000 shares authorized, 47,548,367 shares and 47,528,511 shares issued, 47,527,367 shares and 47,528,511 shares outstanding as of September 30, 2011 and December 31, 2010, respectively	4,754	4,752
Treasury stock, at cost: 21,000 shares and nil as of September 30, 2011 and December 31, 2010, respectively	(92,694)	-
Additional paid-in capital	70,947,385	69,040,396
Retained earnings	73,797,732	31,785,497
Accumulated other comprehensive income	7,989,487	3,471,630
Total stockholders’ equity	152,646,764	104,302,375
Commitments and contingencies	-	-
Total liabilities, redeemable convertible preferred stocks and stockholders’ equity	339,929,846	159,399,101

CHINA XD PLASTICS COMPANY LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2011	2010	2011	2010
	US$	US$	US$	US$

Revenues	103,820,442	65,345,883	267,694,860	177,392,985
Cost of revenues	(77,289,477)	(49,161,946)	(201,133,363)	(134,695,611)
Gross profit	26,530,965	16,183,937	66,561,497	42,697,374

Selling expenses	(40,311)	(59,494)	(217,571)	(174,593)
General and administrative expenses	(2,255,633)	(1,527,619)	(4,750,968)	(17,835,153)
Research and development expenses	(3,476,958)	(1,993,748)	(9,084,782)	(5,616,800)
Total operating expenses	(5,772,902)	(3,580,861)	(14,053,321)	(23,626,546)

Operating income	20,758,063	12,603,076	52,508,176	19,070,828

Interest income	202,332	21,344	230,701	23,405
Interest expense	(489,718)	(331,858)	(1,312,946)	(1,017,222)
Change in fair value of embedded derivative liability	(72)	59	469	3,300,661
Change in fair value of warrants liability	(345,295)	88,005	2,353,777	1,196,289
Total other income (expense), net	(632,753)	(222,450)	1,272,001	3,503,133

Income before income taxes	20,125,310	12,380,626	53,780,177	22,573,961

Income tax expense	(4,399,716)	(117,549)	(11,767,852)	(184,900)

Net income	15,725,594	12,263,077	42,012,325	22,389,061

Other comprehensive income
Foreign currency translation adjustment, net of nil income taxes	1,827,861	1,271,020	4,517,857	1,816,530

Comprehensive income	17,553,455	13,534,097	46,530,182	24,205,591

Net income	15,725,594	12,263,077	42,012,325	22,389,061

Dividends to redeemable Series C convertible preferred stockholders	(30)	(60)	(90)	(2,723,397)

Net income attributable to common stockholders	15,725,564	12,263,017	42,012,235	19,665,664

Earnings per share:
Basic	0.33	0.28	0.88	0.44
Diluted	0.33	0.27	0.86	0.41

CHINA XD PLASTICS COMPANY LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine-Month Period Ended September 30,
	2011	2010
	US$	US$
Cash flows from operating activities:
Net cash provided by operating activities	54,506,421	10,104,084

Cash flows from investing activities:
Purchases and deposits for property, plant and equipment and land use rights	(28,547,852)	(983,753)
Proceeds from disposal of equipment	107,748	324,924
Net cash used in investing activities	(28,440,104)	(658,829)

Cash flows from financing activities:
Proceeds from bank borrowings	31,410,498	-
Repayments of bank borrowings	(21,570,984)	(1,175,328)
Proceeds from an interest free loan provided by a related party	-	1,879,320
Repayments of an interest free loan provided by a related party	-	(2,666)
Dividends paid to redeemable Series C convertible preferred stockholders	(210)	(1,796,337)
Repurchase of treasury stock	(92,694)	-
Proceeds from issuance of redeemable Series D convertible preferred stock	100,000,000	-
Payments of issuance cost of redeemable Series D convertible preferred stock	(564,163)	-
Net cash provided by (used in) financing activities	109,182,447	(1,095,011)

Effect of foreign currency exchange rate changes on cash and cash equivalents	807,094	274,796
Net increase in cash and cash equivalents	136,055,858	8,625,040

Cash and cash equivalents at beginning of period	22,720,766	6,850,784
Cash and cash equivalents at end of period	158,776,624	15,475,824

Supplemental disclosure of cash flow information:
Interest paid	1,312,946	1,017,222
Income taxes paid	7,850,831	67,540
Non-cash investing and financing activities:
Conversion of redeemable Series C convertible preferred stocks into common stock	-	29,385,040
Accrual for purchase of property and equipment	2,050,665	1,469
Settlement of accrual for purchase of equipments using bank acceptance notes	-	5,876,649
Accrual of issuance cost of redeemable Series D convertible preferred stock	358,372	-
Inducement cost in connection with the issuance of redeemable Series D convertible preferred stock (see note 12)	1,501,000	-

CHINA XD PLASTICS COMPANY LIMITED

Reconciliation of Net Income to EBITDA

(Amounts expressed in United States dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income	$15,725,594	$12,263,077	$42,012,325	$22,389,061
Interest expense	489,718	331,858	1,312,946	1,017,222
Income tax expense	4,399,716	117,549	11,767,852	184,900
Depreciation and amortization expense	1,445,585	827,826	3,860,738	2,482,144
EBITDA	22,060,613	13,540,310	58,953,861	26,073,327

Share-based compensation	127,544	183,354	405,991	1,374,381
Stock incentive plan granted to Mr. Han, the chairman and the chief executive officer	-	-	-	13,355,832
Change in fair value of warrants liability and embedded derivative liability	345,367	(88,064)	(2,354,246)	(4,496,950)
Adjusted EBITDA	$22,533,524	$13,635,600	$57,005,606	$36,306,590

CHINA XD PLASTICS COMPANY LIMITED

Reconciliation of GAAP Net Income Attributable to Common Stockholders to Non-GAAP Adjusted
 Net Income Attributable to Common Stockholders

(Amounts expressed in United States dollars, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income attributable to common stockholders	15,725,564	12,263,017	42,012,235	19,665,664
Change in fair value of warrants liability and embedded derivative liability	345,367	(88,064)	(2,354,246)	(4,496,950)
Share-based compensation	127,544	183,354	405,991	1,374,381
Stock incentive plan granted to Mr. Han, the chairman and the chief executive officer	-	-	-	13,355,832
Adjusted Net Income - Attributable to Common Stockholders – Non GAAP	16,198,475	12,358,307	40,063,980	29,898,927

Weighted average number of shares outstanding
Basic	47,547,910	44,195,177	47,545,449	42,659,612
Diluted	47,691,932	44,531,375	47,726,414	43,079,801
Basic	0.34	0.28	0.84	0.68
Diluted	0.34	0.28	0.83	0.67